UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: March 3, 1999
            Date of earliest event reported: February 25, 1999





                    CHADMOORE WIRELESS GROUP, INC.
       (Exact name of registrant as specified in its charter)




        Colorado                    0-20999                      84-1058165
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)



     2875 E. Patrick Lane, Suite G                                 89120
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:        (702) 740-5633
                                                   -----------------------------



       (Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountant

        (a) Chadmoore Wireless Group, Inc. (the "Company") did not re-elect KPMG Peat Marwick LLP ("KPMG") as its independent accountant on February 24, 1999. KPMG's report on the Company's financial statements for the years ended December 31, 1997 and 1998, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. During KPMG's engagement with the Company, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which were not resolved to KPMG's satisfaction. During KPMG's engagement with the Company, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued under the Securities Act of 1933, as amended).


        (b) As of February 24, 1999, Arthur Andersen LLP has been engaged by the Company as its principal accountants to audit the Company's financial statements beginning with the financial statements for the year ended December 31, 1998. The Company has not consulted Arthur Andersen LLP prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a disagreement with KPMG or a reportable event.


        (c) The Company has on the date hereof delivered to KPMG Peat Marwick LLP the letter referred to in Item 304(a)(3) of Regulation S-B and undertakes to file such letter with the Commission in accordance with such Item 304(a)(3).


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements

                  None.

         (b)      Exhibits

                  None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHADMOORE WIRELESS GROUP, INC.



                                         By:  /s/ Robert W. Moore
                                              --------------------------
                                              Robert W. Moore, President

Date: March 3, 1999